                                                                EXHIBIT 10.26

                          HOLDINGS SERVICES AGREEMENT

          HOLDING SERVICES AGREEMENT dated as of July 1, 1997 between
Cambridge Industries Holdings, Inc., a Delaware corporation ("Holdings"), and Cambridge Industries, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings ("Cambridge")

          Cambridge desires that Holdings perform certain management services for Cambridge and Holdings desires to perform such management services, in each case on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          SECTION 1.  Term.  Cambridge agrees to engage Holdings, and Holdings
                      ----
agrees to provide management services to Cambridge, on the terms and conditions set forth herein for a period commencing as of the date hereof and ending ten
(10) years from such date (or at such earlier time as is mutually agreed upon by the parties). The period during which Holdings is engaged hereunder is hereinafter referred to as the "Management Period."
                                -----------------

          SECTION 2.  Management Fee.
                      --------------

          (a) During the Management Period, Holdings shall provide Cambridge with such personnel as is necessary to provide the services set forth in Section 2(b).

          (b) In connection with its engagement hereunder, Holdings' services under this Agreement shall include:

               (i) general executive services, including periodic advice and consultation with respect to the affairs of Cambridge;

               (ii) financial, accounting, legal, tax and cash management services;

               (iii) management information and other system services, including technical support in connection therewith;

               (iv) services related to tax, regulatory and other filings, as well as periodic or other reports to governmental or other agencies having jurisdiction over the respective businesses of Cambridge, including, without limitation, the application on behalf of and for the account of Cambridge, of all applicable licenses, permits, and consents;

               (v) services and costs related to the inclusion of employees of Cambridge in benefit and compensation plans of Holdings, including group life and health insurance plans, pension and salary continuation plans and thrift plans; and

               (vi) such other services as are customarily provided by Holdings to Cambridge or as may otherwise be reasonably requested by Cambridge.

          SECTION 3. Management Fees.
                     ---------------

          (a) Cambridge shall provide direct payment or shall promptly reimburse Holdings for such reasonable out-of-pocket expenses actually paid to unaffiliated third parties as may be incurred by Holdings in connection with the rendering of any services hereunder.

          (b) In the event that Holdings incurs any other expenses in connection with the rendering of any services hereunder, including, without limitation, expenses for overhead, salaries, administration of benefit plans, technical support and tax and accounting services, Holdings shall be entitled to be paid or reimbursed for such amounts from Cambridge; provided, however, that such payments or reimbursements to Holdings pursuant to this subsection (b) shall not exceed $500,000 per year.

          SECTION 4. Assignment.  This Agreement or any rights hereunder may not
                     ----------
be assigned or otherwise transferred by any party and shall not inure to the benefit of any trustee in bankruptcy, receiver or other successor of any party, whether by operation of law or otherwise, without the prior written consent of the parties hereto.

          SECTION 5. No Third-Party Beneficiaries.  This Agreement is for the
                     ----------------------------
sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto, any legal or equitable rights hereunder.

          SECTION 6. Modification.  This Agreement (a) sets forth the entire
                     ------------
understanding and agreement of the parties with respect to the subject matter hereof, and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, expressed or implied, respecting the engagement of Holdings in connection with the subject matter hereof. This Agreement may not be modified or amended without the prior written consent of the parties hereto.

          SECTION 7. Notices.  All notices or other communications required or
                     -------
permitted to be given hereunder shall be in writing and shall be delivered by hand or sent prepaid telex, cable or telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), to Cambridge at the addresses indicated in Cambridge's corporate records and to Holdings as follows:

                     Cambridge Industries Holdings,
                      Inc.
                     555 Horace Brown Drive
                     Madison Heights, MI 48071
                     Attention:  Chairman
                                 President

                     with a copy to:

                     Jaffe, Raitt, Heuer & Weiss
                     One Woodward , Suite 2400
                     Detroit, MI 48226
                     Attention:  Ira J. Jaffe

                     and a copy to:

                     Bain Capital, Inc.
                     Two Copley Place
                     Boston, MA 02116
                     Attention:  Robert C. Gay
                                 Ronald Mika

                     and a copy to:

                     Kirkland & Ellis
                     200 East Randolph Drive
                     Chicago, Illinois 60601
                     Attention:  James L. Learner, Esq.

         SECTION 8.  Interpretation.  The headings contained in this Agreement
                     --------------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.  Counterparts.  This Agreement may be executed in one or
                     ------------
more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

         SECTION 10. Severability.  In case any one or more of the provisions
                     ------------
contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect, but if the economic or legal substance of the transactions contemplated hereby is affected in a manner material adverse to any party as a result of the determination that a provision is invalid, illegal or unenforceable, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the closest extent possible.

          SECTION 11. Governing Law.  This Agreement shall be governed by and
                      -------------
construed in accordance with the domestic laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

          SECTION 12. Waivers.  Any waiver by any party of a breach of any
                      -------
provision of this Agreement, or the failure of a party to insist upon strict adherence to that term or any other term of its Agreement, shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. Any waiver must be in writing.

                               *   *   *   *   *

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                        CAMBRIDGE INDUSTRIES, INC.


                                        By: /s/ John M. Colaianne
                                           --------------------------------
                                        Its: CFO - Secretary
                                            -------------------------------


                                        CAMBRIDGE INDUSTRIES HOLDINGS, INC.


                                        By: /s/ John M. Colaianne
                                           --------------------------------
                                        Its: CFO - Secretary
                                            -------------------------------